Exhibit 99.1 EEx x Investor Presentation First Quarter 2020

Forward Looking Statement Disclosure Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; 2

Forward Looking Statement Disclosure • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2019, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement. 3

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 4

Our Franchise $15.1B NASDAQ: FFBC in assets Headquarters: Cincinnati, Ohio $9.3B/$10.6B Founded: 1863 loans / deposits Banking Centers: 145 Employees: 2,067 $3.9B wealth management Market Cap (3/31/20): $1.5B Dividend Yield (3/31/20): 6.2% 1.73% TCE Ratio: 8.25% Adj. PTPP ROAA(1) Lines of Business Commercial Wealth Management / Private C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Banking Retail Banking Investment Commercial Consumer, Business Banking, Small Business Real Estate Mortgage Banking Commercial Finance 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 5

Key Investment Highlights Proven & sustainable business model spanning 150+ years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 118 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (11.27% CET1 / 8.25% TCE) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6

Complementary Market Centric Strategies Loans $3.0B / Deposits $1.6B Loans $1.8B / Deposits $4.2B Loans $2.9B / Deposits $3.4B Loans $1.1B 7 Note: Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances.

Diversified Lines of Business The number of Trust & Investments and RPS relationships are updated as of 12/31/19. All other data as of 3/31/20. 8

Revenue Growth Strategies 9

Digital + Technology Investments “ Enabling a simple, consistent & seamless customer experience across digital & physical channels & making it easier for associates to provide best- in-class customer service. 10

Digital + Technology Investments

- 2020 expenses include $6 – 8 million of strategic technology investments
- Continued investment in foundational data enablement + automation capabilities

Expanded Salesforce CRM across enterprise
1Q 2019

1Q 2019
Enterprise workflow launch across operations

Enterprise Digital Solutions formed, led by new Chief Digital Officer
2Q 2019

3Q 2019
Digital mortgage origination solution launch

Digital commercial loan origination solution launch
4Q 2019

1Q 2020
Office of Intelligent Automation launch

Digital deposit origination solution launch
1Q 2020

2Q 2020
Online chat launch

Consumer banking digital UX upgrade
2Q 2020

3Q 2020
Commercial banking digital UX upgrade

Digital wealth account opening solution
3Q 2020

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Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 12

Leading our Response We were prepared to immediately implement our Pandemic Plan and adapt our business continuity planning to navigate the evolving circumstances of our associates, clients and communities. 13

Relief Program Overview 14

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 15

1Q 2020 Results

118th Consecutive Quarter of Profitability

Profitability	Net income = $28.6 million or $0.29 per diluted share. Adjusted[1] net income = $30.7 million or $0.31 per diluted share[2] Return on average assets = 0.79%. Adjusted[1] return on average assets = 0.85% Return on average shareholders' equity = 5.21%. Adjusted[1] return on average shareholders' equity = 5.59% Return on average tangible common equity = 9.71%[1]. Adjusted[1] return on average tangible common equity = 10.41%
Income Statement	Net interest income = $114.3 million Net interest margin of 3.71% on a GAAP basis; 3.77% on a fully tax equivalent basis[1] Noninterest income = $35.4 million Noninterest expense = $89.7 million; $87.2 million[1] as adjusted Efficiency ratio = 59.91%. Adjusted [1] efficiency ratio = 58.19% Effective tax rate of 17.1%. Adjusted [1] effective tax rate of 17.4%
Balance Sheet	EOP assets increased $545.9 million compared to the linked quarter to $15.1 billion EOP loans increased $106.2 million compared to the linked quarter to $9.3 billion Average deposits increased $11.6 million compared to the linked quarter to $10.2 billion EOP investment securities increased $69.0 million compared to the linked quarter
Asset Quality	Provision expense = $23.9 million. Net charge-offs = ($0.9) million. NCOs / Avg. Loans = (0.04%) annualized Nonperforming Loans / Total Loans = 0.76%. Nonperforming Assets / Total Assets = 0.48% ACL / Nonaccrual Loans = 296.51%. ACL / Total Loans = 1.55%. Classified Assets / Total Assets = 0.83%
Capital	Total capital ratio = 13.54% Tier 1 common equity ratio = 11.27% Tangible common equity ratio = 8.25% Tangible book value per share = $11.82

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.
[2] See Slide 18 for Adjusted Earnings detail.

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1Q 2020 Highlights Quarterly earnings impacted by elevated provision expense Adjusted1 earnings per share - $0.31 Adjusted1 return on assets – 0.85% Adjusted1 return on average tangible common equity – 10.41% Loan and deposit growth in line with expectations Loan balances increased $106.2 million compared to the linked quarter; 4.6% on an annualized basis; no material increase in line utilization Average checking deposit balances increased 7.1% year over year Net interest margin (FTE) stronger than expected given 150 bp decline in interest rates 12 bp decline driven by declining asset yields, fewer loan fees and lower purchase accounting accretion; partially offset by favorable shift in funding costs Strong fee income Strong performance from Bannockburn resulted in $10.0 million of foreign exchange income Record trust and wealth management fees Core expenses in line with expectations Adjusted1 noninterest expense of $87.2 million; adjusted for $1.0 million contribution to fund COVID-19 relief in our footprint and approximately $1.5 million of other non-recurring costs such as merger-related and branch consolidation costs Higher salaries and benefits driven by seasonal tax expense, elevated healthcare costs and incentive compensation related to foreign exchange and client derivative income Elevated Allowance for credit loss (ACL) and provision expense reflects adoption of CECL and COVID-19 impact on expected lifetime losses Adopted CECL as of January 1 Loans and leases - ACL of $143.9 million or 1.55% of total loans; $23.9 provision expense Unfunded Commitments - ACL of $14.3 million; $1.6 million provision expense Substantially all of first quarter provision expense related to expected economic impact from COVID-19 Strong Capital ratios and Liquidity Total capital of 13.54%; Tier 1 common equity of 11.27%; Tangible common equity of 8.25% Tangible book value decreased to $11.82 primarily due to the adoption of CECL Repurchased 880,000 shares during the quarter; suspended share buybacks on March 13th Ample liquidity, with $4.6 billion of funding capacity 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 17

Adjusted1 Net Income The table below lists certain adjustments that the Company believes are significant to understanding our quarterly performance. 1Q 2020 4Q 2019 As Reported Adjusted As Reported Adjusted Net interest income $ 114,282 $ 114,282 $ 118,902 $ 118,902 Provision for credit losses-loans and leases $ 23,880 $ 23,880 $ 4,629 $ 4,629 Provision for credit losses-unfunded commitments $ 1,568 $ 1,568 $ - $ - Noninterest income $ 35,384 $ 35,384 $ 36,768 $ 36,768 less: gains (losses) on investment securities - (157) A - (56) A Total noninterest income $ 35,384 $ 35,541 $ 36,768 $ 36,824 Noninterest expense $ 89,666 $ 89,666 $ 93,064 $ 93,064 less: severance and merger-related expenses - 329 A - 693 A less: historic tax credit investment write-down - - - 2,862 A less: COVID-19 donations and costs - 1,011 A - - less: other - 1,139 A - 1,740 A Total noninterest expense $ 89,666 $ 87,187 $ 93,064 $ 87,769 Income before income taxes $ 34,552 $ 37,188 $ 57,977 $ 63,328 Income tax expense $ 5,924 $ 5,924 $ 9,300 $ 9,300 less: tax effect of executive compensation - - - 747 plus: after-tax impact on of historic tax credit write-down @ 21% - - - 2,261 plus: tax effect of adjustments (A) @ 21% statutory rate - 554 - 1,124 Total income tax expense $ 5,924 $ 6,478 $ 9,300 $ 11,938 Net income $ 28,628 $ 30,710 $ 48,677 $ 51,390 Net earnings per share - diluted $ 0.29 $ 0.31 $ 0.49 $ 0.52 Pre-tax, pre-provision return on average assets 1.66% 1.73% 1.72% 1.86% 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in thousands, except per share amounts 18

Consistent Profitability Diluted EPS Return on Average Assets 1.63% 1.54% $0.58 $0.56 1.38% 1.41% $0.52 $0.48 0.85% $0.31 1.50% 1.41% $0.53 1.33% 1.34% $0.47 $0.51 $0.49 0.79% $0.29 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1 Diluted EPS Adjusted EPS 1 ROA Adjusted ROA Return on Avg Tangible Common Equity Efficiency Ratio 18.87% 17.67% 59.8% 59.9% 16.45% 16.73% 58.2% 55.7% 56.4% 52.9% 53.8% 52.0% 51.7% 50.3% 10.41% 15.95% 17.33% 16.15% 15.84% 9.71% 1Q19 2Q19 3Q19 4Q19 1Q20 1 1Q19 2Q19 3Q19 4Q19 1Q20 ROATCE Adjusted ROATCE Efficiency Ratio Adjusted Efficiency Ratio 1 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 19

Net Interest Margin Net Interest Margin (FTE) 1Q20 NIM (FTE) Progression 4Q19 3.89% 4.10% Asset yield -0.16% 4.04% 3.96% 0.23% 3.89% 0.23% Asset mix 0.01% 0.21% 3.77% 0.11% 0.12% 0.21% 0.15% 0.16% Loan fees -0.04% 0.14% 0.10% Funding costs 0.13% 3.76% 3.69% 3.60% 3.54% 3.51% Purchase accounting -0.05% Funding mix -0.01% 1Q19 2Q19 3Q19 4Q19 1Q20 Basic Margin (FTE) Loan Fees Purchase accounting 1Q20 3.77% 20

Diverse and Growing Fee Revenues Noninterest Income 1Q20 Highlights Total $35.4 million $10.0 million of foreign exchange income; Gains from sales of loans Other a $4.0 million, or 65.7%, increase from $2,831 $3,880 8% 11% Service 4Q19 Charges $8,435 24% Continued momentum with $3.1 million of client derivative fees Record trust and wealth management fees of $4.5 million Wealth Mgmt Foreign $4,469 exchange 13% income $9,966 28% Bankcard Client $2,698 derivatives 7% $3,105 9% All dollars shown in thousands 21

Well Managed Expenses Noninterest Expense 1Q20 Highlights Total $89.7 million Intangible Includes $1.0 million contribution to First amortization Financial Foundation for COVID-19 relief $2,792 Other 3% $13,231 Professional 15% $1.5 million related to other non-recurring services $2,275 expenses such as merger related and 3% branch consolidation costs Data processing Salaries and benefits impacted by seasonal $6,389 7% payroll tax increase, elevated healthcare Salaries and costs and incentive compensation related Occupancy and benefits equipment $54,822 to foreign exchange and client derivative $10,157 61% 11% income All dollars shown in thousands 22

Balance Sheet Average Loans Average Deposits 5.69% 5.73% 5.58% 0.78% 0.82% 0.80% 0.74% 5.33% 0.64% 5.04% $8,853 $9,014 $9,149 $9,221 $8,773 $10,068 $10,096 $10,018 $10,222 $10,234 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1 Gross Loans Loan Yield (Gross) Total Deposits Cost of Deposits Average Securities 3.44% 3.29% 3.21% 3.16% 3.04% $3,356 $3,409 $3,291 $3,103 $3,116 1Q19 2Q19 3Q19 4Q19 1Q20 Average Investment Securities Investment Securities Yield All dollars shown in millions 1 Includes loans fees and purchase accounting accretion 23

Attractive Deposit Portfolio Deposit Product Mix (Avg) 1Q20 Average Deposit Progression Total $10.2 billion Interest-bearing demand $26.9 Public Funds Interest-bearing $1,602 demand Noninterest-bearing $22.0 16% $1,394 13% Savings $12.4 Brokered CDs $703 Money Markets -$11.4 7% Noninterest- bearing Retail CDs -$37.4 $2,497 24% Retail CDs Brokered CDs $20.6 $1,401 14% Public Funds -$21.5 Money Markets Savings $893 $1,744 Total growth/(decline): 17% 9% $11.6 million All dollars shown in millions 24

Loan Portfolio Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) Total $9.3 Billion Franchise $457 5% ICRE $115.1 Oak Street Mortgage $609 $1,129 7% Commercial $4.7 12% Small Business Banking -$25.2 Consumer $868 Consumer $3.1 9% Mortgage $8.8 Small Business Banking Oak Street $14.4 $1,063 ICRE 11% $3,466 Franchise -$11.0 37% Other -$3.7 Commercial $1,716 19% Total growth/(decline): $106.2 million 4.6% annualized growth in Q1’20: Only a modest increase in commercial line utilization All dollars shown in millions 25

Diversified & Granular Commercial Portfolios C&I Loans by Industry 1 CRE Loans by Collateral 2 C&I Loans: $3.6B CRE Loans: $3.7B Real Estate Office 12% 14% Accommodation Hotel/Motel Nursing/Assisted & Food Services 11% Living 13% Manufacturing 6% 12% Residential, 1-4 Family Retail Health Care 3% Finance & 23% 6% Insurance Industrial Facility 18% Retail Trade 3% 5% Restaurant 3% Student Housing Agriculture 2% 5% Other Residential, Multi Other 16% Other Services Family 5+ 15% 5% 20% Professional & Wholesale Trade Tech 4% 4% 1 Industry types included in Other representing greater than 1% of total C&I loans include Construction, Transportation & Warehousing, Public Administration, Arts & Recreation, Waste Management, Management of Companies & Enterprises, and Educational Services. Includes owner- occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Medical Office, Warehouse, Mini Storage, Real Estate IUB Other, and Vacant Land Not Held for Development. 26

Asset Classes – Areas of Focus Loans (EOP) Areas of Focus Total $9.3 Billion Franchise Asset classes with areas of focus $455 5% Franchise: $455 million in balances, or Hotels $401 5% of total loans 4% Hotels: $401 million in balances, or 4% Retail CRE of total loans $846 9% Retail CRE: $846 million in balances, or 9% of total loans All other loans $7,606 82% Initiated conversations with all borrowers of size to assess immediate impact to them from COVID-19 All dollars shown in millions 27

Areas of Focus - Franchise Portfolio $455 million in balances or 5% of total loans Top 10 Concepts $100 25% 69% or $312 million of the portfolio has $90 secured either a payment deferral through the $80 20% $70 FFB COVID-19 relief program or a PPP loan $60 15% approval $50 Balances $40 10% % of Portfolio of % $30 93% of portfolio was pass rated at 3/31 (pre- $20 5% COVID-19) $10 $0 0% Domino's Burger Denny's Golden Arby's Jamba Wendy's Papa Dunkin' IHOP 9 of top 10 largest relationships include at King Corral Juice John's Donuts least some real estate collateral Balances % of Portfolio Restaurant Type Geography Sit Down Ohio $155 34% Georgia New Mexico New Jersey North Carolina Delivery Virginia $138 Drive Thru Florida $162 30% 36% Texas California 0% 5% 10% 15% 20% 25% All dollars shown in millions 28

Areas of Focus - Hotel Portfolio Flag $401 million in balances or 4% of total loans Other $44 96% or $387 million of the portfolio has secured Choice 11% Marriot $30 $110 either a payment deferral through the FFB 8% 27% COVID-19 relief program or a PPP loan approval IHG $69 Majority concentrated in Midwest Metro markets 17% reliant on business travel vs. convention business Hilton 100% of portfolio was pass rated at 3/31 (pre- $148 37% COVID-19) The current portfolio has an average LTV of 61% Geography Underwriting practices and historical experience indicate that the portfolio performs at 50% Out of Footprint occupancy rates and above $92 23% Footprint $309 77% All dollars shown in millions 29

Areas of Focus – Retail CRE Portfolio State $846 million in balances or 9% of total loans $250 30% 25% 52% or $437 million of the portfolio has $200 secured either a payment deferral through the 20% $150 FFB COVID-19 relief program or a PPP loan 15% Balances $100 approval 10% Portfolio of % $50 100% of portfolio was pass rated at 3/31 (pre- 5% COVID-19) $0 0% OH IN KY NY SC NC NE IL MDWVMO PA MI FL VA AL TN MS RI KS OK GA AZ MNWA Bank has focused on strong locations with Balances % of Portfolio adequately capitalized sponsors, which is essential in right sizing deals that do not Retail Properties >$3 million rebound to pre-pandemic levels. $300 75% $250 70% $200 $150 65% $100 60% $50 $0 55% Power Anchored Unanchored Other Single Lifestyle Center Strip Strip Tenant Center Balances LTV All dollars shown in millions 30

Strong Credit Quality Classified Assets / Total Assets Nonperforming Assets / Total Assets 1.01% 1.02% 0.92% 0.60% 0.62% 0.56% 0.83% 0.42% 0.48% 0.62% $142.0 $147.8 $132.5 $124.5 $90.2 $83.9 $80.8 $72.2 $89.3 $61.6 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Classified Assets Classified Assets / Total Assets NPAs NPAs / Total Assets Net Charge Offs & Provision Expense 0.64% $23.9 0.45% $13.9 $14.1 0.15% 0.08% $10.2 $6.7 $5.2 $4.6 $1.8 $3.5 -0.04% -$0.9 1Q19 2Q19 3Q19 4Q19 1Q20 1 NCOs Provision Expense NCOs / Average Loans 1 Beginning January 1,2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology. All dollars shown in millions 31

Current Expected Credit Losses (CECL)

ACL/Total Loans



0.64%
0.69%
0.62%
0.63%
1.29%
1.55%
$56.7
$61.5
$56.6
$57.7
$119.2
$143.9
1Q19
2Q19
3Q19
4Q19
1/1/2020 1
1Q20 1
Allowance for Credit Losses
ACL / Total Loans

ACL by Loan Type

	12/31/2019	1/1/2020	3/31/2020
Loans			
Commercial and industrial	$ 18,584	$ 28,485	$ 45,409
Lease financing	971	1,089	1,494
Real estate -construction	2,381	13,960	13,511
Real estate - commercial	23,579	47,697	53,155
Real estate - residential	5,299	10,789	11,284
Home equity	4,787	13,217	14,827
Installment	392	1,193	1,238
Credit card	1,657	2,726	2,967
ACL-loan and lease losses [1]	$ 57,650	$ 119,155	$ 143,885
ACL-unfunded commitments [1]	$ 585	$ 12,740	$ 14,308

1Q20 Highlights

- Adoption impact
  - $119.2 million, an increase of $61.5 million from 12/31/19
  - Day 1 increase driven by acquired loans and life of loan expectations compared to the incurred loss model
- March 31 CECL highlights:
  - $143.9 million, or 1.55% of loan balances
  - $23.9 million provision expense substantially driven by expected economic impact of COVID-19
  - Utilizes final March Moody's baseline forecast in quantitative model, which considers both COVID-19 and the economic stimulus
  - $14.3 million ACL – unfunded commitments; $1.6 million provision expense

[1] Beginning January 1, 2020, calculation is based on current expected credit loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology.

All dollars shown in thousands

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Investment Portfolio and Liquidity Investment Portfolio Composition Liquidity Sources Non-Agency pass- Corporate Total: $3.2B through securities securities 3% 2% Duration: ~3.1 Yrs In addition to deposits, First Financial has Regulatory stock approximately $4.6 billion of readily available 5% funding sources to meet customer needs Non-Agency CMOs 6% Municipal bond through the following sources: securities Agency pass- 24% Fed funds through securities FHLB funding 11% Commercial Brokered CDs Asset-backed MBSs securities 19% Highly liquid securities 11% Agency CMOs Fed discount window 19% Investment Portfolio Quality First Financial has the following sources of Regulatory Stock liquidity at the holding company: 4% AA AAA AA- 5% $74.4 million in cash as of March 31, 2020 15% 4% AA+ 4% A+ $86.1 million dividend capacity from First 2% Financial Bank without prior regulatory BBB 1% approval A- Other 1% Agency 12% $30.0 million line of credit ($0 drawn at 52% March 31, 2020) 33

Solid Capital Base Tier 1 Common Equity Ratio Tier 1 Capital Ratio 12.03% 12.00% 11.52% 11.30% 11.27% 12.43% 12.40% 11.91% 11.69% 11.27% 7.00% 8.50% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Tier 1 Common Equity Ratio Basel III minimum Tier 1 Capital Ratio Basel III minimum Total Capital Ratio Tangible Common Equity Ratio PF $150M Tier 2 = 14.7% (1) 14.24% 9.34% 14.20% 9.15% 9.17% 9.07% 13.62% 13.39% 13.54% 8.25% 10.50% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 2 Total Capital Ratio Basel III minimum Tangible Common Equity Ratio Stress testing indicates sufficient capital to absorb elevated credit losses and remain above regulatory minimums 3/31 Risk Weighted Assets = $11,027,347 1Assumes $150.0 million of gross proceeds from the subordinated notes offering with an underwriting spread of 1.00% and other offering expenses of $125,000; Assumes a risk-weighting of 0.0% on gross proceeds 2 Decline related to adoption of CECL during the quarter All capital numbers are considered preliminary. 34

Capital Strategy Tangible Book Value Per Share Strategy & Deployment $12.79 Repurchased 880,000 shares in first $12.33 $12.42 $12.19 quarter; suspended share buybacks on th $11.82 March 13 6.2% annualized dividend yield Stress testing indicates sufficient capital to absorb elevated credit losses and remain above regulatory minimums Targeted dividend payout ratio remains 40 - 45% over the long term, but is 1 1Q19 2Q19 3Q19 4Q19 1Q20 subject to change based on economic conditions and Company’s financial performance Tangible Book Value per Share 1 Decline related to adoption of CECL during the quarter 35

Outlook Commentary1 Loan growth expected to be in low single digits, excluding impact of PPP Balance Sheet Deposit growth expected to be in mid single digits Expected to decline due to impact of Fed rate cuts and gradually declining LIBOR Net Interest Margin NIM (FTE) expected to decline 6 - 8 bps for each 25 bps decline in rates Does not include impact of PPP Elevated provision expense expected in near term Credit Credit stress expected in back half of the year, impacted by COVID-19 Near-term fee income expected to increase due to higher mortgage revenues driven by refinance activity Noninterest income Headwinds to deposit overdraft, service charge and interchange revenues Wealth, foreign exchange and client derivative fees uncertain due to business/market disruptions Expected to be consistent with the last two quarters Noninterest Expense Near-term pause in discretionary expenditures and significant investments except where critical PPP Approved approximately $750 million of PPP loans with average fees of 3%; Incremental expenses related to the PPP program to be determined 2020 PTPPI Full year pre-tax, pre-provision earnings expected to be between $220 – $240 million, does not include impact of PPP 1 See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. 36

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 37

Appendix: Our Markets Greater Cincinnati Indianapolis Loans $2.9 billion Loans $1.2 billion Deposits $3.4 billion Deposits $0.7 billion Deposit Market Share #4 (2.8%) Deposit Market Share #14 (1.5%) Banking Centers 52 Banking Centers 10 Fortune 500 Companies 8 Fortune 500 Companies 2 Central OH Louisville Loans $1.2 billion Loans $0.6 billion Deposits $0.4 billion Deposits $0.5 billion Deposit Market Share #15 (0.8%) Deposit Market Share #14 (1.6%) Banking Centers 5 Banking Centers 11 Fortune 500 Companies 5 Fortune 500 Companies 3 Community Markets Commercial Finance (National) Loans $1.8 billion Loans $1.1 billion Deposits $4.2 billion Deposits $0.1 billion Banking Centers 67 All numbers as of 3/31/2020 except deposit market share which is as of 6/30/2019. Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances. 38

Appendix: Non-GAAP Measures The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 39

Appendix: Non-GAAP to GAAP Reconciliation

Net interest income and net interest margin - fully tax equivalent

	Three months ended				
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019	Mar. 31, 2019
Net interest income	$ 114,282	$ 118,902	$ 121,535	$ 122,302	$ 121,515
Tax equivalent adjustment	1,624	1,630	1,759	1,416	1,523
Net interest income - tax equivalent	$ 115,906	$ 120,532	$ 123,294	$ 123,718	$ 123,038
Average earning assets	$ 12,375,698	$ 12,288,761	$ 12,343,327	$ 12,294,911	$ 12,163,751
Net interest margin[1]	3.71 %	3.84 %	3.91 %	3.99 %	4.05 %
Net interest margin (fully tax equivalent)[1]	3.77 %	3.89 %	3.96 %	4.04 %	4.10 %

[1] Margins are calculated using net interest income annualized divided by average earning assets.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

All dollars shown in thousands

FIRST first financial bancorp

40

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019	Mar. 31, 2019
Net income (a)	$ 28,628	$ 48,677	$ 50,856	$ 52,703	$ 45,839
Average total shareholders' equity	2,209,733	2,245,107	2,210,327	2,146,997	2,094,234
Less:					
Goodwill	(937,771)	(937,710)	(899,888)	(879,726)	(878,541)
Other intangibles	(75,014)	(78,190)	(51,365)	(37,666)	(39,900)
MSR's	(10,608)	(10,367)	(10,118)	(9,906)	(9,896)
Average tangible equity (b)	1,186,340	1,218,840	1,248,956	1,219,699	1,165,897
Total shareholders' equity	2,179,383	2,247,705	2,261,313	2,188,189	2,130,419
Less:					
Goodwill	(937,771)	(937,771)	(937,689)	(879,727)	(879,727)
Other intangibles	(73,258)	(76,201)	(79,506)	(36,349)	(38,571)
MSR's	(10,278)	(10,650)	(10,293)	(10,086)	(9,891)
Ending tangible equity (c)	1,158,076	1,223,083	1,233,825	1,262,027	1,202,230
Total assets	15,057,567	14,511,625	14,480,445	14,437,663	14,074,263
Less:					
Goodwill	(937,771)	(937,771)	(937,689)	(879,727)	(879,727)
Other intangibles	(73,258)	(76,201)	(79,506)	(36,349)	(38,571)
MSR's	(10,278)	(10,650)	(10,293)	(10,086)	(9,891)
Ending tangible assets (d)	14,036,260	13,487,003	13,452,957	13,511,501	13,146,074
Risk-weighted assets (e)	11,027,347	11,023,795	10,883,554	10,674,394	10,358,805
Total average assets	14,524,422	14,460,288	14,320,514	14,102,733	13,952,551
Less:					
Goodwill	(937,771)	(937,710)	(899,888)	(879,726)	(878,541)
Other intangibles	(75,014)	(78,190)	(51,365)	(37,666)	(39,900)
MSR's	(10,608)	(10,367)	(10,118)	(9,906)	(9,896)
Average tangible assets (f)	$ 13,501,029	$ 13,434,021	$ 13,359,143	$ 13,175,435	$ 13,024,214
Ending shares outstanding (g)	97,968,958	98,490,998	100,094,819	98,647,690	98,613,872
Ratios					
Return on average tangible shareholders' equity (a)/(b)	9.71%	15.84%	16.15%	17.33%	15.95%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	8.25%	9.07%	9.17%	9.34%	9.15%
Risk-weighted assets (c)/(e)	10.50%	11.09%	11.34%	11.82%	11.61%
Average tangible equity as a percent of average tangible assets (b)/(f)	8.79%	9.07%	9.35%	9.26%	8.95%
Tangible book value per share (c)/(g)	$ 11.82	$ 12.42	$ 12.33	$ 12.79	$ 12.19

All dollars shown in thousands

FIRST first financial bancorp

41

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q20 As Reported	1Q20 Adjusted	4Q19 As Reported	4Q19 Adjusted	3Q19 As Reported	3Q19 Adjusted	2Q19 As Reported	2Q19 Adjusted	1Q19 As Reported	1Q19 Adjusted
Net interest income (f)	$ 114,282	$ 114,282	$ 118,902	$ 118,902	$ 121,535	$ 121,535	$ 122,302	$ 122,302	$ 121,515	$ 121,515
Provision for credit losses-loans and leases (j)	23,880	23,880	4,629	4,629	5,228	5,228	6,658	6,658	14,083	14,083
Provision for credit losses-unfunded commitments (j)	1,568	1,568								
Noninterest income	35,384	35,384	36,768	36,768	33,140	33,140	34,638	34,638	26,827	26,827
less: gains (losses) on sale of investment securities		(157)		(56)		208		52		(34)
Total noninterest income (g)	35,384	35,541	36,768	36,824	33,140	32,932	34,638	34,586	26,827	26,861
Noninterest expense	89,666	89,666	93,064	93,064	86,226	86,226	84,378	84,378	78,499	78,499
less: severance and merger-related expenses		329		693		5,192		5,187		1,734
less: historic tax credit write-down @ 21%				2,862						
less: COVID-19 costs		1,011								
less: other		1,139		1,740		711		336		78
Total noninterest expense (e)	89,666	87,187	93,064	87,769	86,226	80,323	84,378	78,855	78,499	76,687
Income before income taxes (i)	34,552	37,188	57,977	63,328	63,221	68,916	65,904	71,375	55,760	57,606
Income tax expense	5,924	5,924	9,300	9,300	12,365	12,365	13,201	13,201	9,921	9,921
plus: tax effect of adjustments		554		377		926		785		388
plus: after-tax impact of historic tax credit write-down @ 35%				2,261						
Total income tax expense (h)	5,924	6,478	9,300	11,938	12,365	13,291	13,201	13,986	9,921	10,309
Net income (a)	$ 28,628	$ 30,710	$ 48,677	$ 51,390	$ 50,856	$ 55,625	$ 52,703	$ 57,389	$ 45,839	$ 47,297
Average diluted shares (b)	98,356	98,356	99,232	99,232	99,078	99,078	98,648	98,648	98,436	98,436
Average assets (c)	14,524,422	14,524,422	14,460,288	14,460,288	14,320,514	14,320,514	14,102,733	14,102,733	13,952,551	13,952,551
Average shareholders' equity	2,209,733	2,209,733	2,245,107	2,245,107	2,210,327	2,210,327	2,146,997	2,146,997	2,094,234	2,094,234
Less:										
Goodwill and other intangibles	(1,023,393)	(1,023,393)	(1,026,267)	(1,026,267)	(961,371)	(961,371)	(927,298)	(927,298)	(928,337)	(928,337)
Average tangible equity (d)	1,186,340	1,186,340	1,218,840	1,218,840	1,248,956	1,248,956	1,219,699	1,219,699	1,165,897	1,165,897
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.29	$ 0.31	$ 0.49	$ 0.52	$ 0.51	$ 0.56	$ 0.53	$ 0.58	$ 0.47	$ 0.48
Return on average assets - (a)/(c)	0.79%	0.85%	1.34%	1.41%	1.41%	1.54%	1.50%	1.63%	1.33%	1.38%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.66%	1.73%	1.72%	1.86%	1.90%	2.05%	2.06%	2.22%	2.03%	2.08%
Return on average tangible shareholders' equity - (a)/(d)	9.71%	10.41%	15.84%	16.73%	16.15%	17.67%	17.33%	18.87%	15.95%	16.45%
Efficiency ratio - (e)/((f)+(g))	59.9%	58.2%	59.8%	56.4%	55.7%	52.0%	53.8%	50.3%	52.9%	51.7%
Effective tax rate - (h)/(i)	17.1%	17.4%	16.0%	18.9%	19.6%	19.3%	20.0%	19.6%	17.8%	17.9%

FIRST first financial bancorp

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First Financial Bank First Financial Center 255 East Fifth Street Suite 800 Cincinnati, OH 45202-4248 43